Exhibit 15.1

146 WESTPAC GROUP 2021 ANNUAL REPORT Exhibit 15.1 Exhibit 15.1 Consent of Independent Registered Public Accounting Firm We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-228295 and 333-228294) of Westpac Banking Corporation of our report dated 31 October 2021 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 20-F. /s/ PricewaterhouseCoopers Sydney, Australia 3 November 2021